Spidi & Fisch, PC ATTORNEYS AT LAW
1227 25th Street, N.W. Suite 200 West Washington, D.C. 20037 (202) 434-4660 Facsimile: (202) 434-4661

September 28, 2012

Orrstown Financial Services, Inc.
77 East King Street
Shippensburg, Pennsylvania  17257

Ladies and Gentlemen:

We have acted as counsel to Orrstown Financial Services, Inc. (the “Company”) in connection with the registration by the Company of up to an aggregate of $80,000,000 of securities (the “Securities”), consisting of any of the following: (i) shares of common stock, no par value, of the Company (“Common Stock”); (ii) shares of preferred stock, $1.25 par value per share, of the Company (“Preferred Stock”); and (iii) warrants to purchase Common Stock or Preferred Stock of the Company (“Warrants”). The registration of the Securities is set forth in the Registration Statement on Form S-3 (the “Registration Statement”), which is being filed on September 28, 2012, with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act of 1933, as amended (the “Act”). This opinion letter is Exhibit 5.1 to the Registration Statement.

The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (“Prospectus”) and any amendments or supplements thereto.

We have relied upon an officer’s certificate as to corporate action heretofore taken with respect to the Securities.

Based on the foregoing, we are of the opinion that when (i) the Registration Statement shall have been declared effective under the Act by order of the Commission, (ii) the terms of any class or series of such Securities have been authorized by appropriate corporate action of the Company, and (iii) such Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable supplement(s) to such Prospectus, then any such shares of the Common Stock and Preferred Stock will be legally issued, fully paid and non-assessable.  In addition, when (a) the terms of the Warrants and the applicable warrant agreement and the Warrants are authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof; (b) the Warrants are duly executed by the Company and all conditions for delivery of the Warrants have been met; and (c) the Warrants are delivered by the Company against receipt by the Company of the consideration therefor as provided for in the warrant agreement, then such Warrants will be binding obligations of the Company.

In rendering this opinion, we are not expressing an opinion as to the laws of any jurisdiction other than the Commonwealth of Pennsylvania and the federal laws of the United spidi and fisch, pc

Orrstown Financial Services, Inc.
September 28, 2012

States, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject matter hereof or to the effects of such laws thereon.

In addition to any other assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

a.
Our opinions herein reflect only the application of applicable laws of the Commonwealth of Pennsylvania and the federal laws of the United States that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement.  The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinions expressed herein are based upon the laws in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

b.
Our opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement, liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; and (v) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief.

c.
Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, spidi and fisch, pc

Orrstown Financial Services, Inc.
September 28, 2012

willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees.

d.
You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

e.
Without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Common Stock offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Articles of Incorporation, as amended and then in effect.

f.
Without limiting any other exceptions or qualifications set forth herein, we have also assumed that after the issuance of the Preferred Stock offered pursuant to the Registration Statement, the total number of issued shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company’s Articles of Incorporation, as amended and then in effect, and that the Company will not create a series of Preferred Stock that is assessable.

We hereby consent to be named in the Registration Statement, the Prospectus and any supplement to the Prospectus as attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ Spidi & Fisch, PC

SPIDI & FISCH, PC